EXHIBIT 10.4
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                           YA GLOBAL INVESTMENTS, L.P.
                          101 HUDSON STREET, SUITE 3700
                              JERSEY CITY, NJ 07302

                                  March 5, 2008

iVoice Technology, Inc.
750 Highway
Matawan, NJ 07747
Attention: Jerome Mahoney
           Chief Executive Officer

           RE:  CONVERTIBLE DEBENTURE DATED MARCH 30, 2007 ("DEBENTURE")


Dear Mr. Mahoney:

The letter shall memorialize the agreement between YA Global Investments, L.P. ("YA Global") and iVoice Technology, Inc. (the "Company") in connection with the Debenture referenced above issued by the Company to YA Global. YA Global and the Company have agreed that on March 14, 2008 ("Redemption Date") the Company shall redeem all amounts outstanding under the Debenture except for One Hundred Eighty-six Thousand and Five Hundred Sixty-six Dollars and Seventy-seven Cents ($186,566.77) of the outstanding interest remaining on the promissory notes that were originally exchanged for the Debenture (the "Promissory Note Interest"). The amount to be redeemed on the Redemption Date shall be Six Hundred and Ninety-one Thousand and Twenty-one Dollars and Twenty-seven Cents ($691,021.27), including: (i) all accrued and unpaid interest on the Debenture through the date hereof, excluding the Promissory Note Interest and (ii) the Redemption Premium and shall be paid by wire transfer of immediately available funds in accordance with the wire instructions attached hereto.

The Debenture shall be amended as follows: as of the Redemption Date, provided such redemption payment is made, the Promissory Note Interest shall be due and payable on March 14, 2009 (the "Maturity Date"), shall accrue interest at the rate of fifteen percent (15%) per year payable at the Maturity Date, and shall be convertible at the option of YA Global, in whole or in part, from time to time, at a conversion price equal to seventy percent (70%) of the lowest closing bid price of the Company's common stock during the thirty (30) trading days immediately preceding the conversion date, as quoted by Bloomberg, LP. YA Global agrees that so long as the Company's common stock continues trading on the OTC Bulletin Board and remains current with all its obligations to file reports and disclosures with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, YA Global will not make any conversions pursuant to the Debenture prior to November 1, 2008.

                                    Sincerely,

                                    YA GLOBAL INVESTMENTS, L.P.

                                    BY:   YORKVILLE ADVISORS, LLC
                                    ITS:  GENERAL PARTNER

                                    By:   _________________________
                                    Name: Mark Angelo




Agreed and accepted

IVOICE TECHNOLOGY,  INC.

By:    ____________________________
Name:  Jerome Mahoney
Title: President and Chief Executive Officer

WIRE INSTRUCTIONS:

YA Global Investments, L.P.-Wiring Instructions-
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BANK NAME:   Wachovia Bank
             Downtown Financial Center
             101 Hudson Street, NJ1022
             Jersey City NJ 07302
             Telephone# 201-413-6607




ABA/ROUTING# 031 201 467
ACCOUNT# 2000018639380
ACCOUNT NAME: YA Global Investments, L.P.
SWIFT CODE: PNBPUS33 - for international wires




Outstanding Balance as of March 14, 2008

Total Principal                             $ 572,815.00
Redemption Premium                          $  85,922.25
Total Interest - on debenture               $  32,284.02
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                                            $ 691,021.27
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